Exhibit 10.1.1
ALLIANCE BANKSHARES CORPORATION
FORM OF STOCK OPTION AGREEMENT
     THIS STOCK OPTION AGREEMENT (the “Agreement”), is entered into on [DATE OF GRANT], by and between Alliance Bankshares Corporation, a Virginia corporation (“Alliance”) and [GRANTEE] the (“Grantee”), who is a key employee, consultant, or director of Alliance.
     WHEREAS, the Board of Directors of Alliance Bank Corporation (the “Bank”) adopted and ratified the Alliance Bank Corporation Stock Option Plan (the “Plan”) effective as of March 24, 1999;
     WHEREAS, effective July 26, 2002, Alliance assumed both the Plan (which then became the “Alliance Bankshares Corporation Stock Option Plan”) and the outstanding options issued under the Plan in connection with the reorganization by which Alliance became the holding company for the Bank pursuant to an Agreement Plan of Reorganization dated as of May 22, 2002 and a related Plan of Share Exchange;
     WHEREAS, the Plan was amended and restated and further amended, effective March 25, 2003 and April 27, 2005, respectively, by the Alliance Board of Directors (the “Board”), which amendment and restatement and further amendment were both approved by Alliance’s shareholders;
     WHEREAS, the Plan provides for the granting of stock options by a committee to be appointed by the Board (the “Committee”), subject to the approval by the Board, to directors, consultants and key employees of Alliance to purchase, or to exercise certain rights with respect to, shares of the Common Stock of Alliance, par value $4.00 per share (the “Stock”), in accordance with the terms and provisions thereof; and
     WHEREAS, the Committee considers the Grantee to be a person who is eligible for a grant of stock options under the Plan, and has determined that it would be in the best interest of Alliance to grant the stock options documented herein, and the Board has approved.
     NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:
     1. Grant of Option.
     Subject to the terms and conditions hereinafter set forth, Alliance, with the approval and at the direction of the Committee and the Board, hereby grants to the Grantee, as of the Date of Grant shown on Schedule I, a stock option of the type shown on Schedule I, to purchase up to the number of shares of Stock listed on Schedule I, at the price per share stated on Schedule I, which is the fair market value of a share of the Stock as of the Date of Grant as determined in good faith by the Board, upon the recommendation of the Committee, pursuant to the provisions of the Plan. Such option shall vest and become exercisable in accordance with the vesting schedule set forth on Schedule I provided the Grantee remains in the service of Alliance on any such vesting date. Such option is hereinafter referred to as the “Option” and the shares of stock purchasable upon exercise of the Option are hereinafter sometimes referred to as the “Option Shares”.

     2. Termination of Option
     (a) Unless terminated earlier pursuant to the other provisions of this Agreement, the Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised, shall expire and become null and void on the Expiration Date stated on Schedule I or, if earlier, after the expiration of ten (10) years from the Date of Grant (the “Option Term”).
     (b) Upon the occurrence of the Grantee’s ceasing for any reason to be employed by or in the continued service (i.e., as a director or consultant) of Alliance, the Option, to the extent not previously exercised, shall terminate and become null and void 1) immediately if such termination of the Grantee’s employment or service was for Cause; 2) twelve (12) months after the termination of employment or service due to death or incapacity of the Grantee; or 3) three (3) months following the Grantee’s termination of employment or service with Alliance for any other reason.
     (c) In no event shall the date the Option is terminated extend beyond the Option Term.
     (d) In the event of the death of the Grantee, the Option may be exercised by the Grantee’s legal representative (s), but only to the extent that the Option would otherwise have been exercisable by the Grantee as of the date of his or her death.
     (e) For purposes of this Agreement, the term “Cause” shall mean (i) any act of malfeasance or wrongdoing committed by the Grantee affecting Alliance, (ii) any breach by Grantee of a covenant not to compete, consulting contract or employment contract, with Alliance, (iii) any act of disloyalty against Alliance, (iv) any conduct, including but not limited to conviction of a misdemeanor or felony, clearly tending to bring discredit upon Alliance or (v) the refusal or manifest inability of the Grantee to perform his or her duties and obligations with Alliance. Whether “Cause” exists shall be determined by the Committee subject to approval by the Board and such determination shall be final and binding on the Grantee.
     3. Exercise of Option.
     (a) The Grantee may exercise the Option on the exercise date, upon tender of full payment of the exercise price, with respect to all or any part of the number of Option Shares (then) exercisable in accordance with the vesting schedule set forth in Schedule I by giving the Secretary of Alliance written notice of intent to exercise. The notice of exercise shall specify the number of Option Shares as to which the Option is to be exercised and the date of exercise thereof, which date shall be at least five days after Alliance’s receipt of such notice unless an earlier time shall have been mutually agreed upon.
     (b) Full payment (in U.S. dollars) by the Grantee of the option price for the Option Shares purchased shall be made on or before the exercise date specified in the notice of exercise in cash, or, with the prior written consent of the Committee subject to approval by the Board, in whole or in part through the surrender of previously acquired shares of Stock, or shares that would otherwise be acquired upon Option exercise, at their fair market value on the exercise date.
     On the exercise date specified in the Grantee’s notice or as soon thereafter as is practicable, Alliance shall cause to be delivered to the Grantee, a certificate or certificates for the Option Shares then being purchased (out of theretofore unissued Stock or reacquired Stock, as Alliance may elect) upon full payment for such Option Shares. If at any time the Board shall determine in its discretion, acting upon recommendation of the Committee, that the listing, registration or qualification of the Option or the Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Option or the issuance or purchase of Stock thereunder, the Option may not be exercised in whole or in part nor may stock be delivered, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.
     (c) If the Grantee fails to pay for any of the Option Shares specified in such notice or fails to accept delivery thereof, the Grantee’s right to purchase such Option Shares may be terminated by Alliance.
     4. Adjustment of and Changes in Stock of Alliance.
     In the event of a reorganization, recapitalization, change of shares, stock split, spin-off, stock dividend, reclassification, subdivision or combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of capital stock of Alliance, the Committee, subject to approval by the Board, shall make such adjustments or take such actions with respect to the Option as is permitted under the Plan.
     5. Fair Market Value.
     As used herein, the “fair market value” of a share of Stock shall be determined by the Board, acting upon recommendation of the Committee, in the same manner as is provided in the Plan.
     6. No Stockholders Rights.
     Neither the Grantee nor any personal representative shall be, or shall have any of the rights and privileges of, a stockholder of Alliance with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.
     7. Non-Transferability of Option.
     During the Grantee’s lifetime, the Option hereunder shall be exercisable only by the Grantee or any guardian or legal representative of the Grantee, and the Option shall not be transferable except, in case of the death of the Grantee, by will or the laws of descent and distribution, nor shall the Option be subject to attachment, execution or other similar process. In the event of (a) any attempt by the Grantee to alienate, assign, pledge, hypothecate, transfer, or otherwise dispose of the Option, except as provided for herein, or (b) the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Option is terminated and it shall thereupon become null and void. The Board may, at its option, reinstate the Option at any time.
     8. Employment Not Affected.
     Neither granting the Option nor its exercise shall be construed as granting to the Grantee any right with respect to continued association with, or employment by, Alliance. Except as may otherwise be limited by a written agreement, the right of Alliance to terminate at will at any time Grantee’s employment or service (whether by dismissal, discharge, retirement or otherwise) is specifically reserved by Alliance and acknowledged by the Grantee.

     9. Amendment of Option.
     The Option may be amended by the Board at any time (i) if the Board or the Committee determines, in its sole discretion, that amendment is necessary or advisable to bring the Plan and/or the Option into compliance with, or in light of, any addition to or change in the Internal Revenue Code of 1986 or in the regulations issued thereunder, or any federal or state securities law or other law or regulation, which addition or change occurs after the Date of Grant and by its terms applies to the Option; or (ii) other than in the circumstances described in clause (i), with the consent of the Grantee.
     10. Notice
     Any notice to Alliance provided for in this instrument shall be addressed to it in care of its Secretary at its executive offices at 12735 Shops Lane, Fairfax, Virginia 22033, and any notice to the Grantee shall be addressed to the Grantee at the current address shown either on the payroll records or other files of Alliance. Any notice shall be deemed to be duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.
     11. Tax Withholding.
     Alliance or any affiliate shall have the right to deduct from any compensation or any other payment of any kind (including withholding the issuance of shares of Stock) due Grantee the amount of any federal, state or local taxes required by law to be withheld as the result of the exercise of the Option or the disposition (as that term is defined in Section 424(c) of the Code) of shares of Stock acquired pursuant to the exercise of the Option. In lieu of such deduction, the Board may require Grantee to make a cash payment to Alliance or an affiliate equal to the amount required to be withheld. If Grantee does not make such payment when requested, Alliance may refuse to issue any Stock certificate under the Plan until arrangements satisfactory to the Board for such payment have been made.
     12. Notice of Disqualifying Disposition.
     If Grantee makes a disposition (as that term is defined in §424(c) of the Code) of any shares of Stock acquired pursuant to the exercise of an incentive stock option within two (2) years of the Date of Grant or within one (1) year after the shares of Stock are transferred to Grantee, Grantee shall notify the Committee of such disposition in writing.
     13. Gender.
     As used herein the masculine shall include the feminine as the circumstances may require.
     14. Headings.
     The headings in the Agreement are for reference purposes only and shall not affect the meaning or interpretation of the Agreement.
     15. Incorporation of Plan by Reference.
     The Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with the Plan. The Board, acting upon recommendation of the Committee, shall interpret and construe the Plan and this instrument, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder. Defined terms in this Agreement shall have the same meaning as provided under the Plan, unless a different meaning is provided in this Agreement.
     16. Governing Law.
     The validity, construction, interpretation and effect of this instrument shall exclusively be governed by and determined in accordance with the law of the Commonwealth of Virginia, except to the extent preempted by federal law, which shall to the extent govern.
     IN WITNESS WHEREOF, ALLIANCE has caused its duly authorized officers to execute and attest this Grant of Stock Option, and to apply the corporate seal hereto, and the Grantee has placed his or her signature hereon, effective as of the Date of Grant.

ALLIANCE BANKSHARES CORPORATION	Attest:

By:

Secretary

{Corporate Seal}

ACCEPTED AND AGREED TO:

By:

Grantee

SCHEDULE I
ALLIANCE BANKSHARES CORPORATION STOCK OPTION AGREEMENT

Grantee:

Type of Option:

[Insert Incentive Stock Option (“ISO”) or Nonqualified Stock Option]

Date of Grant:

Number and Class
of Shares:

Exercise Price Per Share:

[If an ISO, insert a price which is at least 100% of the Fair Market Value, or for a 10% owner, at least 110%]

Expiration Date:

[Insert a date that is no later than the 10th anniversary of the Grant Date or, for an ISO granted to a 10% owner, the 5th such anniversary]
Vesting Schedule:
As long as Alliance Bank continues to be well-capitalized as that term is defined at Section 208.43(b) of the Rules and Regulations of the Board of Governors of the Federal Reserve System, 12 CFR Section 208.43(b) or any successor regulation thereto, the following will be the vesting schedule for options granted.
After the first year from the date of grant, 15% of the shares of stock subject to the Option will be exercisable.
After the second year from the date of grant, an additional 20% of the shares of stock subject to the Option will be exercisable.
After the third year from the date of grant, an additional 25% of the shares of stock subject to the Option will be exercisable.
After the fourth year from the date of grant, the remaining 40% of the shares of stock subject to the Option will be exercisable.
One hundred (100) percent of the shares of Stock subject to the Option are exercisable on a Change of Control, as defined in the Plan, where the holders of the shares of Stock immediately prior to the transaction do not hold directly or indirectly a majority of the shares of the acquiring entity after the transaction.

SCHEDULE II
EXERCISE FORM
FOR THE
ALLIANCE BANKSHARES CORPORATION STOCK OPTION AGREEMENT
Corporate Secretary
Alliance Bankshares Corporation
12735 Shops Lane
Fairfax, Virginia 22033
Gentlemen:
          Effective                                         , 20     , (which is at least 5 days subsequent to the date of this notice), I hereby exercise the [Insert Type]                                          Stock Option granted to me on                                         ,                     , by Alliance Bankshares Corporation (the “Corporation”), subject to all the terms and provisions thereof and of the Alliance Bankshares Corporation Stock Option Plan (the “Plan”), and notify you of my desire to purchase                                  shares (the “Shares”) of Common Stock of the Corporation at a price of $                     per share pursuant to the exercise of said Option.
Total Amount Enclosed: $

Date:

(Grantee)

Received by Alliance Bankshares Corporation

	On:	, 20

By: